Exhibit 99.1

FOR IMMEDIATE RELEASE

FUBOTV NAMES JOHN JANEDIS

CHIEF FINANCIAL OFFICER

NEW YORK – FEBRUARY 3, 2022 – fuboTV Inc. (NYSE: FUBO), the leading sports-first live TV streaming platform, announced today it has named John Janedis as its new chief financial officer (CFO) effective February 7, 2022.

Janedis will be based in fuboTV’s New York City headquarters and report directly to CEO David Gandler. He will replace Simone Nardi who, as previously announced, will depart the company to pursue new opportunities.

Janedis brings to fuboTV more than two decades of experience leading equity research, investor relations, capital markets and M&A for some of the world’s preeminent financial institutions. As CFO, Janedis will lead all financial operations and strategy for fuboTV with a particular emphasis on architecting the company’s future financial roadmap.

“2022 will be a pivotal and exciting time for fuboTV as we aim to continue to grab market share from pay television, and develop and enhance our advertising and wagering products to drive strong unit economics,” said Gandler. “We are focused on transforming the live TV streaming space with the integration of interactive products, including Fubo Sportsbook, to enhance the live TV streaming experience and engage sports fans. John is a seasoned financial leader in the media space who will be a critical partner as we craft fubo’s strategic and financial plan for this year and beyond.”

“I am thrilled for the opportunity to partner with David and the fuboTV leadership team,” Janedis said. “I believe the company’s product offerings are at the early stages of their growth cycles and well-positioned to capitalize on a sizable market opportunity and evolving consumer behaviors. I look forward to helping fuboTV in its efforts to further expand its market share in the coming years.”

Prior to joining fuboTV, Janedis was managing director, senior equity research analyst at Wolfe Research, focusing on the media, cable and telecommunications industries. From 2018-2020, Janedis was senior vice president, capital markets, treasurer and investor relations at TEGNA Inc., where he advised on key strategic and capital market decisions, M&A and growth initiatives. As managing director, senior equity research analyst at Jefferies, a role he held from 2014-2018, Janedis authored research on over 30 media, cable and telecom companies with a specialty in advertising, streaming, direct to consumer and other distribution platforms.

Prior to Jefferies, Janedis held leadership positions in equity research at UBS Securities (2010-2014), Wells Fargo Securities (2006-2010), Banc of America Securities (2000-2006) and Morgan Stanley & Co. (1999-2000).

About fuboTV

With a mission to provide the world’s most thrilling sports-first live TV experience through the greatest breadth of premium content, interactivity and integrated wagering, fuboTV Inc. (NYSE: FUBO) is focused on bringing to life its vision of a streaming platform that transcends the industry’s current virtual MVPD model. fuboTV Inc. operates in the U.S., Canada, Spain and, through its acquisition of Molotov, in France.

Leveraging its proprietary data and technology platform optimized for live TV and sports viewership, fuboTV Inc. aims to turn passive viewers into active participants and define a new category of interactive sports and entertainment television. The company’s cable TV replacement product, fuboTV, offers subscribers more than 100 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2021). Subscribers can interact with fuboTV’s live streaming experience through predictive free-to-play games, which are integrated into select sports content.

Fubo Gaming Inc., a subsidiary of fuboTV Inc., launched Fubo Sportsbook, a next-generation mobile sportsbook purpose-built to integrate with fuboTV, in 2021.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of fuboTV Inc. (“fuboTV”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our market opportunity and business strategy and plans. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that fuboTV makes due to a number of important factors, including but not limited to risks related to our pursuit and engagement in acquisitions; our actual operating results may differ significantly from our guidance; risks related to fuboTV’s access to capital and fundraising prospects to fund its ongoing operations and support its planned growth; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our technology, as well as cybersecurity and data privacy-related risks; our ability to achieve or maintain profitability; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to attract and retain subscribers; we may not be able to license streaming content or other rights on acceptable terms; risks related to our ability to capitalize develop and market a sports wagering offering and the regulatory regime and related risks associated with such offering; risks related to the difficulty in measuring key metrics related to our business; risks related to the highly competitive nature of our industry; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 filed with the Securities and Exchange Commission (“SEC”) on November 10, 2021 and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent fuboTV’s views as of the date of this press release. fuboTV anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing fuboTV’s views as of any date subsequent to the date of this press release.

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Investor Contacts

Alison Sternberg, fuboTV

asternberg@fubo.tv

The Blueshirt Group for fuboTV

ir@fubo.tv

Media Contacts

Jennifer L. Press, fuboTV

jpress@fubo.tv

Bianca Illion, fuboTV

billion@fubo.tv